Exhibit 10.1
STANDARD MICROSYSTEMS CORPORATION
2006 EMPLOYEE STOCK APPRECIATION RIGHTS PLAN
As Adopted by the Board of Directors on September 1, 2006
1.	Purpose.
     The Standard Microsystems Corporation 2006 Employee Stock Appreciation Rights Plan (the “Plan” or the “SAR Plan”) is intended to enable Standard Microsystems Corporation (“SMSC” or the “Company”), or any Subsidiary, to attract and retain capable employees and consultants, and to provide them with incentives to promote the best interests of the Company by the granting of Stock Appreciation Rights (“SARs”).
2.	Definitions.
     For purposes of the Plan the words and phrases used herein shall have the following meanings:
(a)	“Board” means the Board of Directors of SMSC.

(b)	“Cause” means a termination by the Company of the employment of a Grantee by reason of the Grantee’s: (i) willful refusal to perform his or her obligations to the Company, (ii) willful misconduct, contrary to the interests of the Company; or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for Cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

(c)	“Change in Control” shall mean: (i) the acquisition of ownership of stock of the Company, by any person (including, without limitation, a corporation, trust, partnership, joint venture, limited liability company (a “Person”) or by any group of Persons), whether directly, indirectly, beneficially or of record, in which acquisition, together with stock held by such person or group, represents more than 20% of the total voting power of all outstanding stock of the Company; (ii) any merger or consolidation of the Company which the stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least 50% of the merger or consolidation; or (iii) any nomination and election of 50% or more of all members of the Board of Directors of the Company within a 36-month period whose election is without the recommendation of the Board. “Change in Control” shall not include acquisition of the Company’s stock by any Company employee benefit plans.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Disability” means a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than twelve (12) months.

(f)	“Exchange Act” means the Securities and Exchange Act of 1934.

(g)	“Subsidiary” means a subsidiary corporation as set forth in Section 424(f) of the Code.

(h)	“Securities Act” means the Securities Act of 1933, as amended.

(i)	“Stock Appreciation Right” means a contractual right that allows a Grantee to exercise a SAR Grant and receive the value of any appreciation in the value of SMSC stock over the Exercise Price, as provided in Section 6.

(j)	“SAR Grant” means an award of SARs granted under the Plan.

3.	Administration.
     (a) The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board. All members of the Committee shall be both “Non-Employee Directors” within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Exchange Act. No member of the Committee shall be eligible to participate in the Plan nor shall any members of the Committee have been eligible to participate in the Plan for a period of at least one (1) year prior to their election to serve on the Committee. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.
     (b) The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of SARs; the exercise price of the SAR covered by each SAR Grant, the individuals to whom and the time or times at which SAR Grants shall be granted and may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving SARs may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees, in accordance with Section 6(k), in connection with SARs that may be granted under the Plan (“SAR Grant Agreements” or “Agreements”), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.
     (c) Each SAR Grant under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such SAR Grant is made or, if so determined by the Committee, at a specific future date. Once a SAR Grant has been made, all conditions and requirements of this Plan with respect to such SAR Grant shall be deemed to be conditions upon the exercise of the SAR, but not upon the grant thereof.
     (d) The Committee shall have the complete and absolute discretion to determine all entitlements to benefits and to interpret the provisions of the Plan. Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any SAR granted under this Plan.
     (e) No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any SAR Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.
     (f) Notwithstanding anything to the contrary herein, the Compensation Committee may, in its sole discretion, delegate its authority to grant SARs to employees other than executive officers within parameters determined by the Compensation Committee, including the maximum number of shares underlying each grant.
     (g) In the event of a conflict between the terms of this Plan and the terms of any Agreement, the terms of this Plan shall govern.

4.	Eligibility.
     The persons eligible to participate in the Plan shall be any officer, employee or consultant of the Company, or any Subsidiary thereof, who may be designated by the Committee. The persons eligible to receive SAR Grants under the Plan are hereinafter referred to as “Eligible Individuals”.
5.	SAR Shares Subject to the Plan.
     Subject to the provisions of Section 8 hereof, two million (2,000,000) “hypothetical” shares (the “Shares”) of $.10 par value common stock of SMSC (the “Common Stock”), shall be available for the grant of SARs under the Plan. The Plan does not permit any payments upon the exercise of a SAR Grant to be made in the Common Stock of SMSC.
     If any SAR granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the “hypothetical” Shares subject to the unexercised portion of such SAR Grant shall be available for the granting of new SARs under the Plan as fully as if such “hypothetical” Shares had never been subject to a SAR.
6.	Grants, Terms and Conditions of SAR Grants.
     From time to time until the expiration or earlier termination of the Plan, the Committee may grant SARs under the Plan to Eligible Individuals (hereinafter referred to as “Grantees”) as it determines are warranted. SAR Grants shall be subject to the following terms and conditions:
     A SAR may be exercised by a Grantee in accordance with Section 6 by surrendering the SAR Grant in accordance with procedures established by the Committee or SMSC. Upon such exercise and surrender, the Grantee shall be entitled to receive an amount determined in the manner prescribed in Section 6(d).
(a)	Price. The term “fair market value” of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication.

(b)	Term. Subject to earlier termination as provided in Subsections (e) through (h) below and in Section 10 hereof, the duration of each SAR Grant shall not be more than ten (10) years from the date of grant.

(c)	Vesting Period. SAR Grants shall become exercisable (“vested”) with respect to either twenty percent (20%) or twenty-five percent (25%) of the number of shares subject to each such SAR Grant upon the first anniversary of the date on which such SAR Grant is made and with respect to an additional twenty percent (20%) or twenty-five percent (25%) of the number of shares subject thereto on each subsequent anniversary of such date. Each SAR Grant shall be exercisable until the expiration of ten (10) years after the date on which it is granted; provided, that each SAR Grant shall be subject to earlier termination, expiration or cancellation as provided herein.

Notwithstanding the above general vesting guidelines, individual SAR Grants may be granted with any vesting schedule, as determined within the discretion of the Committee.

(d)	Exercise. A SAR, once vested, shall be exercisable in accordance with the terms of the Plan. The Committee may determine that SAR Grants shall become immediately exercisable in whole or in part in the event of termination of employment by reason of death, Disability or retirement after age sixty-five (65) in accordance with the retirement policy of the Company.

Any vested SAR Grants may be exercised by delivering notice to the Company’s principal office, in accordance with reasonable procedures established by the Committee or SMSC. Such notice shall specify the number of shares with respect to which the SAR Grant is being exercised, the effective date of the proposed exercise and shall be signed by the Grantee. All payments shall be determined based upon the closing price of the market on the business day coinciding with the exercise date.

An election not received by the Company before the close of the market on any business day, for any reasons, including the failure of any electronic or other transmission, shall result in an election being effective as of the next business day, unless revoked.

Except as otherwise provided in Subsections (f) through (i) below, SAR Grants shall only be exercisable by a Grantee while a Grantee remains in the employ of the Company. Any SAR Grants, the right to exercise of which has accrued, may be exercised at any time up to the expiration or termination of the SAR Grants in accordance with Section 6(b). SAR Grants may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of SAR Grants to be exercised.

Designated SMSC Associates require approval, in advance, prior to exercising any SAR Grants, in accordance with the SMSC Trading Policy.

(e)	Payments Upon Exercise. Upon the exercise of a SAR, a Grantee shall be entitled to receive an amount in cash equal to the excess of the fair market value of one share over the Exercise Price per share specified in the related SAR Grant, multiplied by the number of shares in respect of which the SAR Grant is exercised. Full or fractional shares may be exercised. Payment will be made within ten (10) business days of any exercise.

(f)	Termination of Grantee’s Employment or Consulting. If a Grantee’s employment or consultancy with the Company is terminated for any reason, without “Cause”, other than by reason of death, Disability, or retirement (as described in Subsections (g), (h) and (i) below) prior to the expiration of the original term of his SAR Grant (“Expiration Date”) such SAR Grant shall terminate three (3) months after such termination of employment or consultancy. For purposes of this Subsection, a Grantee’s employment relationship shall be considered as continuing intact while the Grantee is on military leave, sick leave, bona fide leave of absence in accordance with general corporate policies, federal or state family leave, or other leave if the period of such leave does not exceed three (3) months, unless the Grantee’s right to reemployment with the Company is guaranteed either by statute or contract. In the event of any termination for “Cause”, any and all SAR Grants that have not yet become exercisable shall immediately terminate, except as required otherwise under any state statutes.

Notwithstanding any provisions to the contrary, to the extent that any Grantee is a member of the Board at the time of retirement or termination of employment, any SAR Grants, whether vested or unvested, shall continue to be governed by the terms of this Plan and the exercise period shall be extended until three (3) months after the individual is no longer a member of the Board.

(g)	Death of Grantee. If a Grantee’s employment is terminated by reason of his death prior to the Expiration Date of his SAR Grant, or if a Grantee whose employment is terminated as a result of retirement or Disability (as described in Subsection (h) and (i) below) shall die following the Grantee’s termination of employment but prior to the Expiration Date of any SAR Grant or expiration of the period determined under Subsections (h) or (i) below, if earlier, such SAR Grant may be exercised by the Grantee’s estate, personal representative or beneficiary who acquired the right to exercise such SAR Grant by bequest or inheritance or by reason of the death of the Grantee, to the extent of the number of SARs with respect to which the Grantee could have exercised it on the date of the Grantee’s death, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one (1) year following the date of the Grantee’s death; or (ii) the Expiration Date of such SAR Grant (which, in the case of death following a termination of employment pursuant to Subsections (h) or (i) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

(h)	Disability of Grantee. If a Grantee shall become Disabled during the Grantee’s employment with the Company and the Grantee’s employment with the Company is terminated as a consequence of such Disability prior to the Expiration Date of an SAR Grant, any SAR Grant may be exercised by the Grantee, to the extent of the number of SARs with respect to which the Grantee could have exercised under the SAR Grant on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one (1) year following the date of the Grantee’s termination of employment; or (ii) the Expiration Date of such SAR Grants. In the event of the Grantee’s legal disability such SAR Grant may be so exercised by the Grantee’s legal representative.

(i)	Retirement of Grantee. If a Grantee retirees in accordance with the retirement policy of the Company or otherwise retires with the express consent of the Committee after age sixty-five (65), and the Grantee’s employment with the Company is terminated as a consequence of such retirement prior to the Expiration Date of the Grantee’s SAR Grants, such SAR Grants may be exercised by the Grantee, to the extent of the number of Shares with respect to which the Grantee could have exercised it on the date of the Grantee’s retirement, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) three (3) months after the date of retirement; or (ii) the Expiration Date of such SAR Grant.

(j)	Other Terminations of Employment. If a Grantee’s employment is terminated for any reason other than his death, Disability, or retirement, the unvested portion of the Shares subject to any SAR Grant shall immediately be forfeited, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of the Grantee’s unvested SARs be vested in the Grantee, subject to such further terms and conditions, if any, as the Committee may determine.

(k)	Delivery of Notice and Execution of SAR Grant Agreement. Upon the determination to issue a SAR award, the Company shall promptly issue a notice representing the Shares subject to the SAR Grant to the Grantee. Each Grantee shall enter into, and be bound by the terms of, a SAR Grant Agreement which shall include or incorporate by reference the terms of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Committee shall determine.

(l)	Transferability. No SARs subject to a SAR Grant shall be assignable or transferable by a Grantee at any time and no Shares shall be issued upon the exercise of any SAR. Any purported transfer made by a Grantee in violation of the terms of this Plan and the SAR Grant Agreement shall be null and void. Nothing in this Plan shall preclude the transfer of SARs covered by a SAR Grant, on the death of the Grantee, to his legal representatives or his estate or preclude such representatives from transferring such Shares, or any of them, to the person or persons entitled thereto by will or the laws of descent and distribution, provided, however, that any unvested SAR shares so transferred shall continue to be subject to the terms of the Plan and the SAR Grant Agreement.

(m)	No Rights as a Stockholder. A Grantee shall have no rights as a stockholder with respect to any Shares covered by SAR Grant. In the event that, as the result of a stock dividend, stock split, share combination, or similar change in the capitalization of the Company, the Grantee shall, as the Grantee of a SAR Grant hereunder, be entitled to new or additional or different shares of stock or securities, in accordance with any adjustments made under Section 8.

(n)	SAR Shares Available for Grant. Upon the exercise of a SAR Grant, a SAR Grant shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of SAR shares to be available for the granting of SARs under the Plan.

(o)	Withholding. The obligation of the Company to pay compensation upon the exercise of an SAR Grant shall be subject to all applicable Federal, state and local tax withholding requirements. A Grantee shall be responsible for any portion of the Grantee’s tax liabilities associated with the exercise of any SAR Grants.
7.	Listing and Registration of Shares.
     Each SAR Grant under the Plan shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such SAR Grant, or that action by the Company or the Grantee should be taken in order to obtain an exemption from any such requirement, then no such SAR Grant may be exercised in whole or in part and no certificate representing SAR Grants shall be issued unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken on conditions acceptable to the Committee.
8.	Adjustments.
     The number of Shares representing the number of SARs which may be issued under the Plan, as stated in Section 5 hereof, as well as the exercise price per share under such outstanding SAR Awards, and the amount to be paid upon the exercise of any SAR, shall be suitably adjusted by the Committee to reflect any stock dividend, stock split, shares combination, or similar change in the capitalization of the Company. The Committee shall use its reasonable judgment in determining a suitable adjustment.
     In the event the Company is liquidated or a corporate transaction described in Section 424(a) of the Code and the Treasury Regulations issued thereunder occurs (as, for example, a merger, consolidation, acquisition of property or stock, separation, Change in Control or reorganization), each outstanding SAR Grant shall be assumed by the surviving or successor corporation, if any, provided, however, that the Committee may terminate each outstanding SAR if it determines that such assumption would not be in the best interests of the Company or a related corporation. The Committee shall give each Grantee of a SAR Grant, fourteen (14) days written notice prior to such termination (by reason of such liquidation or corporate transaction), so that any outstanding SAR or any portion thereof may be exercised up to, and including the earlier of: (i) the date immediately preceding such termination, or (ii) the Expiration Date of such SAR Grant. In such event, the Committee may, in its sole discretion, allow each such Grantee to exercise his SARs in full or in part (if it has not otherwise terminated) regardless of the provisions of Section 6 hereof or of the terms of any SAR Grant Agreement, even if under the Plan or the SAR Grant Agreements the vesting period has not expired with respect to any SAR Grant.
9.	Change in Control.
     In the event of any transaction that constitutes a Change in Control, the Committee, in its sole discretion, may determine that each SAR Grant outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each SAR Grant, an amount equal to the excess of the fair market value of such SAR Grant immediately prior to the occurrence of such transaction over the exercise price per Share of such SAR Grant. Such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine.
10.	Amendment or Discontinuance of the Plan.
        The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever.
11.	Absence of Rights.
        The recommendation or selection of an Eligible Individual as a recipient of a SAR Grant under the Plan shall not entitle such person to any SAR unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Furthermore, the granting of a SAR to a person shall not entitle that person to continued employment by the Company or any Subsidiary, or to continue as a consultant, or affect the terms and conditions of such employment or any consultancy relationship, and the Company shall have the absolute right, in its discretion, to terminate a Grantee’s employment or consultancy relationship at any time for any reason, or for no reason, whether or not such termination may result in a partial or total termination of any SAR Grant.
12.	Plan Adoption.
        This Plan shall become effective upon its adoption by the Board, and SAR Grants may be issued upon such adoption and from time to time thereafter. The Plan is not intended to be submitted to the Company’s shareholders for their approval at the next annual meeting of shareholders.
13.	Consultants.
        In the case of an SAR Grant granted to an individual who is a consultant to, and not an employee of the Company, unless the SAR Grant Agreement shall specify otherwise, a termination of the Grantee’s consultancy relationship with the Company shall have the same impact on the exercisability of the SAR Grant as a termination of an employee’s employment relationship with the Company.
14.	Plan Unfunded.
        The Plan is unfunded and all Grantees are general creditors of the Company for the payment of any and all benefits.
15.	Section 409A.
        Section 409A of the Code was enacted as part of the American Jobs Creation Act of 2004 (“AJCA”). As originally enacted, Section 409A would have precluded the issuance of SARs to employees and consultants. However, the Proposed Regulations issued under Section 409A confirmed that SARs may continue to be granted to Eligible Employees, and are not treated as a form of nonqualified deferred compensation, as long as the value of all SARs are based upon fair market value at the time of grant. Consistent with the Proposed Regulations, the SAR Plan is not subject to the provisions of Section 409A, and shall be amended, if necessary, to comply with Final Regulations under Section 409A.
16.	Severability.
        In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.
17.	Notices.
        All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:
   If to the Grantee, to the Grantee’s last known address.
   If to the Company:
Standard Microsystems Corporation
Attention: Finance Department
80 Arkay Drive
Hauppauge, New York 11788
Such other addresses as any party may furnish to the other in writing shall be used as applicable, except that notices of change of address shall only be effective upon receipt.
18.	Expenses.
        The administrative or other expenses of the Plan shall be paid by the Company.
19.	Gender and Number.
        The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.
20.	Termination of Plan.
        No SAR Grant may be granted after September 1, 2016, provided, however, that the Plan and all outstanding SAR Grants shall remain in effect until such SAR Grants have expired or vested, as the case may be, or are terminated in accordance with the Plan.
21.	Next Business Day Rule.
        To the extent that any SAR is granted on a day that is not a business day in which the NASDAQ is open, the date of grant of any SAR shall be the next business day upon which the NASDAQ is open.
22.	Governing Law.
        This Plan shall, to the maximum extent possible, be construed in the manner consistent with the Code provisions concerning SARs, and its interpretation shall otherwise be governed by the laws of the State of New York.
September 1, 2006